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                                                                    EXHIBIT 23.7

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-3 Registration Statement of RoTech Medical Corporation (as filed on August 27, 1996) of our report dated May 28, 1996, on the financial statements of Physician's Management Group, Inc., as of December 31, 1994, which is included in RoTech Medical Corporation's Form 8-K/A as filed on June 4, 1996.


                                           LaPorte, Sehrt, Romig & Hand
                                           A Professional Accounting Corporation


August 27, 1996
Metairie, LA